UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 25, 2010

(Date of earliest event reported)

CELLCO PARTNERSHIP

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-160446	22-3372889
(Commission File Number)	(IRS Employer Identification No.)

One Verizon Way Basking Ridge, NJ	07920
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 306-7000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2010, the Human Resources Committee (the “Committee”) of the Board of Representatives of Cellco Partnership (“Verizon Wireless”) approved the adoption of the Verizon Wireless Senior Manager Severance Plan (the “Plan”). The Committee believes that maintaining a competitive level of separation benefits is appropriate as part of an overall program designed to attract and retain the highest quality management team. Senior managers of Verizon Wireless without an employment agreement will be eligible to participate in the Plan.

Under the Plan, to the extent a participant, including any named executive officer, has been involuntarily terminated without cause, he or she will be eligible to receive a lump-sum cash separation payment equal to a multiple of his or her base salary and target short-term incentive opportunity, along with continuing healthcare coverage for the applicable severance period. Participants in the Plan will be eligible to receive a cash separation payment equal to between 0.75 and 2 times their base salary and target short-term incentive opportunity depending on their position at the time of their separation from employment.

In order to be eligible for any severance benefits provided under the terms of the Plan, participants must execute a release satisfactory to Verizon Wireless and agree not to compete or interfere with any Verizon Wireless business for a specified period of time after separation from employment. No duplicative severance benefits will be provided under the Plan to the extent a participant is eligible for severance benefits under another arrangement or agreement. Any senior manager who has an employment agreement with Verizon Wireless will, upon the expiration of that agreement, be eligible to participate in the Plan and, upon the occurrence of a severance-triggering event under the Plan, to receive a Plan benefit equal to the greater of (i) the separation payment that would have been payable under the employment agreement as of its expiration date and (ii) the separation payment payable under the Plan to employees who do not have employment agreements as of this time.

Lowell C. McAdam, Verizon Wireless’s President and Chief Executive Officer and John Townsend, Verizon Wireless’s Vice President and Chief Financial Officer, whose compensation-related plans are provided by Verizon Communications Inc. and Vodafone Group Plc, respectively, are not impacted by this action. Steven E. Zipperstein, Verizon Wireless’s Vice President – Legal & External Affairs, General Counsel and Secretary currently has an outstanding employment agreement with Verizon Wireless and is therefore not eligible for any separation benefits under the Plan at this time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellco Partnership
(Registrant)

Date: March 3, 2010	/s/ John Townsend
John Townsend
Vice President and Chief Financial Officer